Exhibit 10.3

ADDENDUM No 5
to a
NOK 600,000,000

Multi-Currency Revolving Credit Facility Agreement
originally dated 27 December 2012, and as amended by an

Amendment and Restatement Agreement

dated 23 October 2014

This Addendum No. 5 (the “Addendum”) is made on 13 June 2016 between:

(i)	GulfMark Rederi AS of Strandgata 5, 4307 Sandnes, Norway, organisation no. 979 212 658, as borrower (the “Borrower”);

(ii)	The banks and financial institutions listed in Schedule 1 of the Agreement (as defined below), as lenders (together, the “Lenders”);

(iii)	DNB BANK ASA of Solheimsgaten 7C, N-5058 Bergen, Norway, organisation number 984 851 006, as mandated lead arranger (the “Arranger”); and

(iv)	DNB BANK ASA of Solheimsgaten 7C, N-5058 Bergen, Norway, organisation number 984 851 006, as bookrunner, facility and syndication agent (the “Agent”).

(The above mentioned hereinafter also referred to as the “Parties”).

WHEREAS:

A.

The Parties have entered into a NOK 600,000,000 Multi-Currency Revolving Credit Facility Agreement dated 27 December 2012, as amended by an Amendment and Restatement Agreement dated 23 October 2014, by an Addendum dated 13 February 2015, by an Addendum No. 2 dated 7 July 2015, by an Addendum No. 3 dated 29 January 2016 and by an Addendum No. 4 dated 10 March 2016 (as amended from time to time, the “Agreement”), whereby the Lenders agreed to make available to the Borrower a revolving credit facility in the aggregate principal amount of up to NOK 600,000,000;

B.

This Addendum is entered into to reflect the change of flag and ownership of the vessel "North Promise" being transferred from the Borrower to the UK Guarantor, and changing ship registry from the Norwegian Ordinary Ship Register to the UK Ship Register. In addition the Addendum reflects the addition of two vessels, “Highland Prince” (2009) and “Highland Chieftain” (2013), owned by the UK Guarantor, to form part of the Finance Parties' security.

NOW IT IS HEREBY AGREED AS FOLLOWS:

1	definitions

In this Addendum, unless the context otherwise requires, terms defined in the Agreement shall bear the same meaning when used herein and in the preamble hereto. In addition, the following definitions shall apply:

“Agreement” means the Agreement as supplemented and amended by this Addendum.

2	Effective date

The provisions of this Addendum shall take effect from the date on which the Agent confirms that the conditions precedent set out in Clause 5 (Conditions Precedent to Effective Date) have been fulfilled to its satisfaction (the "Effective Date"), other than, for the avoidance of doubt, those items marked as "Condition Subsequent". Items marked "Conditions subsequent" shall be fulfilled no later than 15 Business Days following the Effective Date.

"Effective Date II" means the date on which the Agent confirms that the conditions precedent set out in Clause 6 (Conditions Precedent to Effective Date II) have been fulfilled to its satisfaction, and shall have effect solely for the amendment set out in Clause 3.1 second paragraph below.

3	amendments to the agreement

With effect from the Effective Date of this Addendum, the Agreement shall be amended in the following respect:

3.1	Schedules

The Parties agree that Schedule 2 (Vessels) of the Agreement shall be amended so as to read in its entirety in the form of Schedule 2 (Vessels) attached hereto, and that Schedule 2B (UK Vessels) shall be amended so as to read in its entirety in the form of the schedule set out in Schedule 2B (UK Vessels) hereto headed "AS FROM THE EFFECTIVE DATE".

The Parties further agree that from and after the Effective Date II, Schedule 2B (UK Vessels) shall be amended and restated so as to read in its entirety in the form of Schedule 2B (UK Vessels) hereto headed "AS FROM THE EFFECTIVE DATE II".

4	continued force and effect

Except as set out in this Addendum, the Agreement shall continue in full force and effect, and the Agreement and this Addendum shall be read and construed as one instrument. Further, the Borrower confirms that the Security Documents will continue in full force and effect, and extend to the liabilities and obligations of the Borrower and the Parent Guarantor under the Agreement as amended by this Addendum.

5	conditions PRECEDENT TO EFFECTIVE DATE

5.1

Miscellaneous
The following are conditions precedent to the Effective Date (except that items below marked “Conditions Subsequent” are to be performed after the Effective Date in accordance with Clause 2 hereof):

a)	Certificate of Incorporation of the Borrower;

b)	Articles of Association of the Borrower;

c)

Resolutions passed at a board meeting of the Borrower evidencing the approval of the terms of an addendum or amendment to the Agreement containing the terms set forth in this Addendum, and the authorisation of its appropriate officer or officers or other representatives to execute this Addendum;

d)	Certificate of Incorporation of the UK Guarantor;

e)	Articles of Association of the UK Guarantor;

f)	Secretary's certificate of the UK Guarantor;

g)

Resolutions passed at a board meeting and shareholders meeting of the UK Guarantor evidencing the approval of the terms of this Addendum, including the UK Mortgage over "North Promise" and the UK Insurance Assignment in relation to "North Promise", and the authorisation of its appropriate officer or officers or other representatives to execute this Addendum, the UK Mortgage for "North Promise" and the UK Insurance Assignment for "North Promise";

h)	Relevant constitutional documents in respect of the Parent Guarantor as requested by Norton Rose Fulbright US LLP for the purpose of issuing their legal opinion as set out in item (g) below;

i)

Resolutions passed at a board meeting of the Parent Guarantor evidencing the approval of the terms of an addendum or amendment to the Agreement containing the terms set forth in this Addendum, and the authorisation of its appropriate officer or officers or other representatives to execute this Addendum;

j)	Condition subsequent: A legal opinion as regards Norwegian Law matter, issued by Advokatfirmaet Thommessen AS; and

k)	Condition subsequent: A legal opinion as regards laws of the State of Delaware issued by Norton Rose Fulbright US LLP

l)	Condition subsequent: A legal opinion as regards English Law matter, issued by Ince & Co.

5.2	Vessel documents

In respect of the UK Vessel "North Promise", the following are conditions precedent to the Effective Date (except that items below marked “Conditions Subsequent” are to be performed after the Effective Date in accordance with Clause 2 hereof):

a)	The UK Mortgage and any Deed of Covenants collateral thereto (as applicable), duly executed on behalf of the UK Guarantor;

b)	The UK Insurance Assignment;

c)	Notice of Assignment of UK Vessel Insurances in respect of the UK Vessel and, if applicable, and as delivered as a Condition subsequent, the insurer’s acknowledgement thereof;

d)

Evidence (by way of transcript of registry or other confirmation acceptable to the Agent) that "North Promise" is registered in the name of the UK Guarantor in the United Kingdom Ship Registry or other acceptable registry (as applicable), that the UK Mortgage has been executed and recorded with its intended first priority against "North Promise", and that no other encumbrances, maritime liens, mortgages or debts whatsoever are registered against "North Promise";

e)

An updated class certificate and class status report related to "North Promise" from the relevant classification society, confirming that "North Promise" is classed with the highest class, free of extensions and overdue recommendations, except (as to any of the foregoing) to the extent that "North Promise" is laid up or stacked;

f)

Such certificates of insurance and/or insurance policies or cover notes as may be reasonably necessary to evidence that insurance cover has been taken out in respect of the "North Promise" in accordance with the terms of the Finance Documents, and that the Agent’s (on behalf of the Finance Parties) Security Interest in the insurance policies have been noted in accordance with the relevant notices as required under the UK Insurance Assignment;

g)	Copy of any commercial management agreement for "North Promise";

h)	Copy of any technical management agreement for "North Promise";

i)	"North Promise" current SMC;

j)	The relevant technical manager’s current DOC;

k)	The ISPS certificate for "North Promise"; and

l)	Condition subsequent: A satisfactory insurance report from an independent insurance consultant in relation to the UK Vessel Insurances.

6	CONDITIONS PRECEDENT TO EFFECTIVE DATE II

a)

All items listed in Clause 5.1 (Miscellaneous) applied mutatis mutandis for the inclusion of “Highland Prince” and “Highland Chieftain” as UK Vessels, and for such vessel to be subject to UK Mortgages and the UK Insurance Assignment. All of the matters (even those identified as “conditions subsequent”) listed in Section 5.1 shall be deemed conditions precedent with respect to the “Highland Prince” and “Highland Chieftain”.

b)

All items listed in Clause 5.2 (Vessel documents) applied mutatis mutandis to “Highland Prince” and “Highland Chieftain”. All of the matters (even those identified as “conditions subsequent”) listed in Section 5.1 shall be deemed conditions precedent with respect to the “Highland Prince” and “Highland Chieftain”.

7	Governing law and jurisdiction

This Addendum shall be governed by and construed in accordance with Norwegian Law, and Clause 31 of the Agreement (Governing Law and Enforcement) applies to this Addendum and any disputes that may arise in relation hereto.

By its signature hereon, the Borrower accepts its appointment as process agent for the Parent Guarantor and UK Guarantor in Norway.

This Addendum has been executed in three copies.

* * *

SIGNATORIES:

The Borrower:

GulfMark Rederi AS

By: /s/ Quintin Kneen

Name:     Quintin Kneen

Title:       Director

The Lenders:

DNB Bank ASA

By:/s/Thomas Nordahl / /s/ Ellen M. Lien

Name: Thomas Nordahl / Ellen Margrethe Lien

Title: Senior Vice President / Senior Advisor

The Agent and Arranger:

DNB Bank ASA

By:/s/Thomas Nordahl / /s/ Ellen M. Lien

Name: Thomas Nordahl / Ellen Margrethe Lien

Title: Senior Vice President / Senior Advisor

The content of this Addendum is duly acknowledged and agreed, and capitalized terms used herein have the meaning set forth therefor in the Agreement. Furthermore the undersigned confirms as Parent Guarantor that the Parent Guarantee, and any other Finance Document to which the undersigned is a party, shall remain in full force and effect.

The Parent Guarantor:

GulfMark Offshore, Inc.

By: /s/ Quintin Kneen

Name:     Quintin Kneen

Title:President

The content of this Addendum is duly acknowledged and agreed

The UK Guarantor:

GulfMark UK Ltd.

By: /s/ Quintin Kneen

Name:     Quintin Kneen

Title: Director

SCHEDULE 2
Vessels

vessel NAME	TYPE	built	imo no.
“North CRUYS”	PSV	2014	9654098
“North Pomor“	PSV	2013	9643465
“North Purpose”	PSV	2009	9439462
Hull no 131 under construction at SImek AS1	PSV	Expected delivery: 1Q2017

1 Subject to delivery of the Newbulding, and in any event not effective as an addition to this schedule until the Delivery Date with respect thereto as set forth herein above.

SCHEDULE 2B
UK Vessels
AS FROM THE EFFECTIVE DATE

vessel NAME	TYPE	built	imo no.
"HIGHLAND DEFENDER"	PSV	2013	9639335
"HIGHLAND GUARDIAN"	PSV	2013	9639347
"HIGHLAND KNIGHT"	PSV	2013	9643855
"HIGHLAND PRINCESS"	PSV	2014	9643867
“North Promise”	PSV	2007	9364033

SCHEDULE 2B
UK VESSELS
AS FROM THE EFFECTIVE DATE II

vessel NAME	TYPE	built	imo no.
"HIGHLAND DEFENDER"	PSV	2013	9639335
"HIGHLAND GUARDIAN"	PSV	2013	9639347
"HIGHLAND KNIGHT"	PSV	2013	9643855
"HIGHLAND PRINCESS"	PSV	2014	9643867
“North Promise”	PSV	2007	9364033
"Highland Prince"	PSV	2009	9439450
"Highland Chieftain"	PSV	2013	9639359